UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2020

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
As previously disclosed by Transphorm, Inc. (“Transphorm”) in its Current Report on Form 8-K filed on February 14, 2020, the Company is party to a joint venture agreement (the “JV Agreement”) with Fujistu Semiconductor Limited (“FSL”) for the ownership and operations of Aizu Fujitsu Semiconductor Wafer Solutions (“AFSW”), a wafer fabrication facility located in Aizu Wakamatsu, Japan. Transphorm currently holds a 49% interest in AFSW.
On April 1, 2020, FSL exercised its put option under the JV Agreement and notified Transphorm that FSL intended to exit the joint venture by selling its 51% interest in AFSW to Transphorm. Under the terms of the JV Agreement, the aggregate purchase price for FSL’s interest in AFSW is expected to be one Japanese Yen. While the JV Agreement provides that completion of the transaction shall take place as soon as sixty (60) days from the date of the exercise notice, the Company expects such transaction will be subject to regulatory and other approvals in Japan, which the Company makes no assurance will be obtained.

Signature
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: April 7, 2020	By:	/s/ Mario Rivas
Mario Rivas
Chief Executive Officer